EXHIBIT 10.147

                   CONSENT TO SALE OF INTEREST AND TERMINATION
                             OF OPERATING AGREEMENT

                           CONSENT TO SALE OF INTEREST

                                       AND

                       TERMINATION OF OPERATING AGREEMENT

This  Consent  to  Sale of  Interest  and  Termination  of  Operation  Agreement
("Agreement") is entered into by and between NuOasis International Inc ("NuOasis") and Mr Ng Man Sun, doing business as Dragon Sight International Amusement Co (Macau) Company ("Dragon" or "Operator").

Whereas, effective May 25, 1995 NuOasis, as successor in interest to the ownership interest of Nona Morelli's II Inc in the net profits of the two casino gaming activities conducted by Dragon at the Hyatt and Holiday Inn hotels in Macau, became a party to the Operating Agreement, a copy of which is attached hereto as Exhibit A (the "Operating Agreement"); and,

Whereas, NuOasis has sold its interest in the Casinos (as defined in the Operating Agreement), and the purchasers of such interest and the Operator wish to terminate the Operating Agreement; and,

Whereas, the sale of the NuOasis interest requires the notice to and consent of the other Owner(s) of the Casinos; and,

Whereas, the parties to the Operating Agreement wish to terminate such agreement.

Now, therefore, in consideration for the mutual promises and agreements contained herein, the parties hereto, as the Owners of the Casinos, mutually agree as follows:

1. Dragon, as Operator and sole Owner of the balance of the Net Profits Interest in the Casinos, consents to the sale of the interest in the Casinos held by NuOasis.

2. Effective the effective date of the NuOasis sale of its interest in the Casinos, the Operating Agreement is terminated and shall thereafter be null and void.

In witness thereof, the parties hereto have executed this Agreement the day and year first above written.

                                        NuOasis International Inc.



                                        By:  /s/       Fred G. Luke
                                           ------------------------------------
                                             Name:     Fred G. Luke
                                             Title:    Director

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